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                       PIPER MARBURY RUDNICK & WOLFE LLP

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE (410) 580-3000
FAX   (410) 580-3001




                                November 29, 2001



The Prudential Investment Portfolios, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102-4077

     Re:  Registration Statement on Form N-1A
          -----------------------------------
Ladies and Gentlemen:

     Please refer to our opinion letter to you of December 8, 2000, concerning certain matters of Maryland law relating to the incorporation and shares of The Prudential Investment Portfolios, Inc., a Maryland corporation (the "Fund"). We hereby confirm the opinion stated in that letter, as of the date thereof, and consent to your filing a copy of the same with Post-Effective Amendment No. 18 to the Fund's Registration Statement on Form N-1A, Registration No. 33-61997, pursuant to the Securities Act of 1933, as amended, and Post-Effective Amendment No. 19 to its Registration Statement pursuant to the Investment Company Act of 1940, as amended, Registration No. 811-7343, relating to several classes of shares of common stock, $.001 par value, of the Fund.

                                                     Very truly yours,

                                                     /s/ Piper Marbury Rudnick
                                                          & Wolfe LLP